SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8725 Henderson Road, Renaissance One Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)

(813) 290-6200
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Special Note — This Current Report on Form 8-K contains forward-looking statements that are based on our current expectations.  Actual results may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. See “Disclosures About Forward-Looking Statements” below.

Background and Overview

As previously disclosed, on October 24, 2007, certain federal and state agencies executed a search warrant at the headquarters of WellCare Health Plans, Inc. (referred to in this Current Report on Form 8-K as “we,” “our,” “us,” or the “Company”) in Tampa, Florida.  Our Board of Directors (the “Board”) formed a special committee (the “Special Committee”) comprised of independent directors to, among other things, investigate independently and otherwise assess the facts and circumstances raised in any federal or state regulatory or enforcement inquiries (including, without limitation, any matters relating to accounting and operational issues) and in any private party proceedings, and develop and recommend to the Board for its consideration remedial measures.  The Special Committee retained the law firm of Davis Polk & Wardwell to advise and assist it in the investigation. The Special Committee and the Company are cooperating fully with regulators and enforcement officials.

Upon consideration of certain issues identified in the Special Committee investigation, on July 18, 2008, the Audit Committee of the Board (the “Audit Committee”), after discussions with management and our independent registered accounting firm, recommended to the Board that our previously issued consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 be restated.  In addition, in light of the work of the Special Committee, we reassessed our previously issued unaudited condensed consolidated financial statements for the three months ended March 31 and June 30, 2007.  Based on such reassessment, the Audit Committee, after discussions with management and our independent registered accounting firm, also recommended to the Board that our previously issued unaudited condensed consolidated financial statements for the three months ended March 31 and June 30, 2007 be restated.  In this Current Report on Form 8-K, the years ended December 31, 2004, 2005 and 2006, and the three months ended March 31 and June 30, 2007, are referred to collectively as the “Restatement Period.”

As announced in a press release issued on July 21, 2008, upon the recommendation of the Audit Committee, the Board concluded on July 21, 2008 that our previously issued consolidated financial statements for the Restatement Period need to be restated.  Accordingly, our previously issued consolidated financial statements for the Restatement Period and the corresponding report of our independent registered accounting firm, Deloitte & Touche LLP, included in our previously filed 2006 Annual Report on Form 10-K, should no longer be relied upon.

The Special Committee’s review is ongoing.  Although we cannot provide any assurances, at the present time we do not believe that the work currently being performed by the Special Committee will require any material adjustments to our previously issued financial statements beyond those discussed below.

Management’s Reassessment and Reevaluation of Consolidated Financial Statements In Light of the Work Performed by the Special Committee

On the basis of management’s review of the matters addressed in the Special Committee investigation, we have determined that restatements are required in our previously issued consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 and our previously issued unaudited condensed consolidated financial statements for the three months ended March 31 and June 30, 2007.  The restatements relate to accounting errors identified in connection with our compliance with the refund requirements under (a) the behavioral health component of our contract with the Florida Agency for Health Care Administration  to provide behavioral health care services for our Florida Medicaid members (the “AHCA contract”), (b) our “Healthy Kids” contract with the Florida Healthy Kids Corporation pursuant to which we provide health benefits for children whose family income renders them ineligible for Medicaid, and (c) our Medicaid contract with the Illinois Department of Health and Family Services to provide health care services to our Illinois Medicaid members.

In each of the affected Medicaid programs, we receive premiums to be used to provide certain medical and health benefits.  Those premiums are subject to statutory or contractual obligations that require us to expend a minimum percentage of the premiums on eligible medical expense.  To the extent that we expend less than the minimum percentage of the premiums on eligible medical expense, we are required to refund all or some portion of the difference between the minimum and our actual allowable medical expense.  With respect to the AHCA contract and the Healthy Kids contract, we have determined that we included certain ineligible medical expenses in our premium refund calculations which understated the amount of the refunds.  In light of the inclusion of ineligible medical expenses in our refund calculations, we did not record an adequate liability for the refunds, which resulted in an accounting error.  We also did not record an adequate liability for the anticipated refund amount with respect to the Illinois Medicaid program, which resulted in an accounting error.  Accordingly, we have concluded that we owe an additional aggregate refund amount of up to approximately $42 million as of December 31, 2006.  After taking into account the effects of existing liabilities, we have concluded that we have understated our liabilities by up to approximately $39 million as of December 31, 2006.  In addition, on the basis of management's review of the matters discussed above, we also have determined that we did not record an adequate liability of up to $7 million for the six months ended June 30, 2007. This primarily related to the anticipated refund amount for the AHCA contract for the calendar year 2007. Taking into account that an initial payment for the calendar year 2007 has been made, we anticipate that we owe an additional refund for this period of up to approximately $4.5 million.

Expected Impact of the Restatement

Set forth below is the anticipated impact of the restatement on our previously issued consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 and condensed consolidated financial statements for the six months ended June 30, 2007 as follows:

•
Premium revenues for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2007 is expected to be reduced by approximately $11 million (1%) from $1,391 million to $1,380 million, $8 million (less than 1%) from $1,862 million to $1,854 million, $20 million (1%) from $3,713 million to $3,693 and $7 million (less than 1%) from $2,542 to 2,535 million from the previously reported Premium revenues for those periods, respectively.

•
Income before income taxes for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2007 is expected to be reduced by approximately $11 million (14%) from $81 million to $70 million, $8 million (9%) from $85 million to $77 million, $20 million (9%) from $227 million to $207 million and $7 million (5%) from $130 million to $123 million from the previously reported Income before income taxes for those periods, respectively.

•
Net income for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2007 is expected to be reduced by approximately $7 million (14%) from $49 million to $42 million, $5 million (9%) from $52 million to $47 million, $12 million (9%) from $139 million to $127 million and $4 million (5%) from $80 million to $76 million from the previously reported Net income for those periods, respectively.

•
Diluted earnings per share (“EPS”) for the years ended December 31, 2004, 2005 and 2006 and the six months ended June 30, 2007 is expected to be reduced by approximately $0.22 (14%) from $1.56 to $1.34, $0.12 (9%) from $1.32 to $1.20, $0.30 (9%) from $3.43 to $3.13, and $0.10 (5%) from $1.90 to $1.80 from the previously reported Diluted EPS for those periods, respectively.

•
Other payables to government partners as of December 31, 2004, 2005 and 2006 and as of June 30, 2007 is expected to be increased by approximately $11 million from $0 to $11 million, $19 million from $0 to $19 million, $39 million from $104 million to $143 million and $46 million from $50 million to $96 million from the previously reported Other payables to government partners for those dates, respectively.

The restatements described above are not anticipated to impact the Company's previously reported net cash provided by operations.

In addition, immaterial adjustments identified that were not made or reflected in the previously issued consolidated financial statements for the years ended December 31, 2004, 2005 and 2006, and in the unaudited condensed consolidated financial statements for the quarters ended March 31 and June 30, 2007 also will be reflected in the restated consolidated financial statements as a result of the restatement.  These immaterial adjustments are not reflected in the amounts set forth above under “Expected Impact of the Restatement.”

The anticipated impact and amounts of the restatement described above do not reflect or include any civil, criminal or administrative fines, penalties, sanctions or interest that may be assessed by federal and state governmental authorities.  At this time, we are not able to estimate the amounts or the impact of such fines, penalties, sanctions or interest, if any, that we may incur nor are we able to provide any assurance as to the magnitude of any such fines, penalties, sanctions or interest or the periods that might be affected. Any such fines, penalties, sanctions or interest could have a material adverse effect on the Company’s business, operations, financial results and financial condition. In the event the investigations to which the Company is subject result in criminal sanctions against the Company for health care related offenses or otherwise, the Company could be disqualified from participating in certain health care funding programs which are material to its business.  If such circumstances arose, the disqualifications suffered by the Company could have a material adverse effect on its business, operations, financial results and financial condition.

The anticipated impact and amounts of the restatement are based on our current expectations and we can not provide assurance that the final impact and the amounts of the restatement will not differ materially from estimates that are described in this Current Report on Form 8-K.

As previously disclosed, the Company is currently delinquent in filing annual audited financial statements for the year ended December 31, 2007 with regulatory authorities in certain states in which it operates.  Failure to timely make certain filings, including annual audited financial statements, with state regulatory authorities can result in the imposition of sanctions and penalties, some of which could have a material adverse effect on the Company’s business, operations, financial results and financial condition.

Reclassification of Certain Line Items

In addition to the impact of the restatement, we concluded that certain refundable premiums in the amount of $12 million, $2 million, $7 million, $98 million, ($68) million and $13 million should be recorded as a return of premium revenue rather than as medical benefits expense in our consolidated statements of operations for the years ended December 31, 2003, 2004, 2005 and 2006 and the three months ended March 31 and June 30, 2007, respectively.  Additionally, related liabilities of  $16 million, $12 million, $18 million and $6 million as of December 31, 2003, 2004, 2005 and 2006, respectively, and $5 million and $3 million as of March 31, 2007 and June 30, 2007, respectively, should have been reflected in our consolidated balance sheets as Other payables to government partners rather than as Medical benefits payable.  These reclassifications do not impact our previously reported net income, earnings per share or net cash provided by operations for the years ended December 31, 2003, 2004, 2005 and 2006 and the first and second quarters of 2007.  These reclassification adjustments are not reflected in the amounts set forth above under “Expected Impact of the Restatement.”

Based upon the above reclassifications and restatement, Premium revenues will be reduced by approximately $110 million and Other payables to government partners will be increased by approximately $16 million, $23 million, $36 million and $45 million as of December 31, 2003, 2004, 2005 and 2006, respectively, and approximately $48 million and $49 million as of March 31, 2007 and June 30, 2007, respectively.

Anticipated Presentation of Restated Consolidated Financial Statements

We currently intend to present the restated consolidated financial statements and related financial information in our Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”).  We also expect to file our Quarterly Reports on Form 10-Q for the third quarter of 2007 and the first quarter of 2008 and any subsequently delayed reports at the time of, or shortly after, the filing of the 2007 10-K.  We are currently unable to estimate the timing for filing the above-mentioned reports.

The Audit Committee and our management have discussed the foregoing matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, our independent registered public accounting firm.

The above statements regarding the expected impact and amounts of the restatement and reclassifications and the anticipated timing of our SEC filings constitute forward-looking statements that are based on our current expectations. The actual impact and amounts and the detailed presentation of the restatement and reclassifications will be included in our upcoming filings after we have completed our work on the restatement and reclassifications and Deloitte & Touche LLP has completed its audit of our consolidated financial statements for the year ended December 31, 2007.

There can be no assurance that the final impact and the amounts of the restatement and reclassifications will not differ materially from estimates that are described in this Current Report on Form 8-K or that any other information set forth herein will not change materially before we file our restated consolidated financial statements. See “Disclosures About Forward-Looking Statements” below.

*   *   *   *
Assessment of Internal Control Over Financial Reporting

The Company is aware that the occurrence of a restatement of previously issued consolidated financial statements can indicate material weaknesses in internal control over financial reporting.  As a result of our ongoing review of issues identified in the Special Committee investigation, we have determined that certain control deficiencies existed at the Company.  Specifically, we have determined that former senior management set an inappropriate tone in connection with the Company’s efforts to comply with the regulatory requirements related to the AHCA contract and Healthy Kids, and therefore a material weakness existed in a portion of the control environment.  We also have determined that former senior management’s failure to ensure effective communications regarding the AHCA contract and Healthy Kids with certain regulators resulted in a material weakness in a portion of the information and communication system.

As the Company works to complete the restatement and our independent registered public accounting firm completes its audit of our consolidated financial statements as of and for the year ended December 31, 2007, it is possible that additional control deficiencies may be identified in addition to, or that are unrelated to, our review of the work of the Special Committee.  These control deficiencies may represent one or more material weaknesses.  Other information of which we are not currently aware may arise during the preparation of our restated consolidated financial statements that could, among other things, cause the final impact and amounts of the restatement and reclassifications to differ materially from what is described in this Current Report on Form 8-K.

Internal Control Process

Our Board of Directors, various Board committees and our new senior management team are developing and implementing new processes and procedures governing our internal control over financial reporting.  Certain remedial measures already implemented or currently contemplated include, among others, the following:

•
New Company Leadership.  In January 2008, Charles G. Berg was appointed Executive Chairman of the Company and Heath G. Schiesser was appointed President and Chief Executive Officer of the Company. Prior to being appointed President and Chief Executive Officer, Mr. Schiesser served as the Company’s Senior Vice President for Marketing and Sales (2002-2006) and President of WellCare Prescription Insurance (2005-2006).  In April 2008, Thomas F. O’Neil III was appointed Senior Vice President, General Counsel and Secretary of the Company. On July 8, 2008, the Company announced the appointment of Jonathan P. Rich as Senior Vice President and Chief Compliance Officer.  Mr. Rich, who will report directly to the Chief Executive Officer and the Board’s new Regulatory Compliance Committee, will be responsible for, among other things, monitoring regulatory reporting and communications.

On July 17, 2008, the Company announced the appointment of Thomas L. Tran as Senior Vice President and Chief Financial Officer.  Mr. Tran was previously the President, Chief Operating Officer and Chief Financial Officer for health care management services provider CareGuide, Inc. With these new leadership changes, the Company separated the positions of Chairman and Chief Executive Officer, the positions of General Counsel and Chief Compliance Officer and the positions of Chief Financial Officer and Chief Accounting Officer.  For more information related to the appointment of Messrs. Berg, Schiesser, O’Neil, Rich and Tran, please see our Current Reports on Form 8-K filed on January 31, 2008, April 3, 2008 and July 17, 2008, and press release issued July 8, 2008.

•
Formation of Regulatory Compliance Committee. On April 11, 2008, our Board of Directors formed a Regulatory Compliance Committee (currently comprised solely of independent directors) to oversee our compliance activities and programs.

•
Separation of the Positions of General Counsel and Chief Compliance Officer.  The position of Chief Compliance Officer has been separated from the position of General Counsel.  Our new Chief Compliance Officer, Jonathan P. Rich, will report directly to the Chief Executive Officer and the Board’s new Regulatory Compliance Committee.

•	Separation of the Positions of Chief Financial and Chief Accounting Officers. The position of Chief Financial Officer has been separated from the position of Chief Accounting Officer.

The Audit Committee has directed management to develop a detailed plan and timetable for the implementation of the foregoing remedial measures (to the extent not implemented already) and, together with the Regulatory Compliance Committee, will monitor their implementation.  Under the direction of the Audit Committee, management will continue to review and revise as warranted the overall design and operation of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting.

Other Proceedings

In addition to the federal and state governmental investigations referenced above, as previously disclosed, the U.S. Securities and Exchange Commission is conducting an informal investigation.  In addition, the Company is responding to subpoenas issued by the State of Connecticut Attorney General’s Office involving transactions between the Company and its affiliates and their potential impact on the costs of Connecticut’s Medicaid program.  The Company has communicated with regulators in states in which the Company’s HMO and insurance operating subsidiaries are domiciled regarding the investigations.  The Company is cooperating with federal and state regulators and enforcement officials in these matters.  It does not know whether, or the extent to which, any pending investigations might lead to the payment of fines, penalties or operating restrictions.

As previously disclosed, the Company has learned from a docket search that a former employee of the Company’s special investigations unit, whose employment terminated on October 1, 2007, filed a qui tam action on October 25, 2007 in state court for Leon County, Florida against several defendants, including the Company and one of its subsidiaries.  The complaint is under seal.  Until the court unseals the complaint, the Company is unable to determine the nature of the allegations and, therefore, does not know at this time whether the qui tam action relates to the subject matter of the federal investigations.

In addition, putative class action complaints were filed on October 26, 2007 and on November 2, 2007.  These putative class actions, entitled Eastwood Enterprises, L.L.C. v. Farha, et al. and Hutton v. WellCare Health Plans, Inc. et al., respectively, were filed in the United States District Court for the Middle District of Florida against the Company, Todd Farha, the Company's former chairman and chief executive officer, and Paul Behrens, the Company's former senior vice president and chief financial officer.  Messrs. Farha and Behrens were also officers of various subsidiaries of the Company.  The Eastwood Enterprises complaint alleges that the defendants materially misstated the Company's reported financial condition by, among other things, purportedly overstating revenue and understating expenses in amounts unspecified in the pleading in violation of the Securities Exchange Act of 1934, as amended.  The Hutton complaint alleges that various public statements supposedly issued by defendants were materially misleading because they failed to disclose that the Company was purportedly operating its business in a potentially illegal and improper manner in violation of applicable federal guidelines and regulations.  The complaint asserts claims under the Securities Exchange Act of 1934, as amended.  Both complaints seek, among other things, certification as a class action and damages.  The two actions were consolidated, and various parties and law firms filed motions seeking to be designated as Lead Plaintiff and Lead Counsel.  In an Order issued on March 11, 2008, the Court appointed a group of five public pension funds from New Mexico, Louisiana and Chicago (the “Public Pension Fund Group”) as Lead Plaintiffs.  The Court has directed that those Lead Plaintiffs file a Consolidated Amended Complaint, which will become the operative pleading in the case, no later than September 9, 2008, to which the Defendants must respond within 60 days thereafter.  The Company intends to defend itself vigorously against these claims.

At this time, neither the Company nor any of its subsidiaries can predict the probable outcome of these claims.  Five putative shareholder derivative actions were filed between October 29, 2007 and November 15, 2007.  The first two of these putative shareholder derivative actions, entitled Rosky v. Farha, et al. and Rooney v. Farha, et al., respectively, are supposedly brought on behalf of the Company and were filed in the United States District Court for the Middle District of Florida.  Two additional actions, entitled Intermountain Ironworkers Trust Fund v. Farha, et al., and Myra Kahn Trust v. Farha, et al., were filed in Circuit Court for Hillsborough County, Florida.   All four of these actions are asserted against all Company directors (and former director Todd Farha) except for D. Robert Graham, Heath Schiesser and Charles G. Berg and also name the Company as a nominal defendant.  A fifth action, entitled Irvin v. Behrens, et al., was filed in the United States District Court for the Middle District of Florida and asserts claims against all Company directors (and former director Todd Farha) except Heath Schiesser and Charles G. Berg and against two former Company officers, Paul Behrens and Thaddeus Bereday.  All five actions contend, among other things, that the defendants allegedly allowed or caused the Company to misrepresent its reported financial results, in amounts unspecified in the pleadings, and seek damages and equitable relief for, among other things, the defendants' supposed breach of fiduciary duty, waste and unjust enrichment.  The three actions in federal court have been consolidated.  Subsequent to that consolidation, an additional derivative complaint entitled City of Philadelphia Board of Pensions and Retirement Fund v. Farha, et al. was filed in the same federal court, but thereafter was consolidated into the existing consolidated action.  A motion to consolidate the two state court actions, to which all parties consented, was granted, and plaintiffs filed a consolidated complaint on April 7, 2008.  The Company intends to contest, among other things, the standing of the plaintiffs in each of these derivative actions to prosecute the purported claims in the Company's name.  At this time, neither the Company nor any of its subsidiaries can predict the probable outcome of these claims.

We have incurred significant costs and expenses in connection with the Special Committee’s investigation and the ongoing governmental investigations and pending litigation, which has had and is expected to continue to have a material adverse effect on our business, operations, financial results and financial condition.  If we do not prevail in one or more pending lawsuits, we may be required to pay a significant amount of monetary damages, which also would have a material adverse effect on our business, operations, financial results and financial condition.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and material weaknesses in internal control over financial reporting, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of our restated consolidated financial statements and that our internal control over financial reporting may be inadequate or have weaknesses of which we are not currently aware or which have not been detected.   Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed above under “Other Proceedings.”

For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”), as supplemented by the reports we have filed since the 2006 10-K, as well as the additional risk factors noted below.

As noted, the Company is subject to pending investigations by federal and state regulatory and enforcement agencies.  In the event those, or any future, investigations result in criminal or other sanctions against the Company for health care related violations or otherwise, it could be disqualified from doing business in one or more jurisdictions under various statutes, regulations and contracts.

In addition, sanctions in the form of fines, penalties and interest, among other things, could be imposed on the Company, and the Company could be disqualified from participating in one or more health care funding programs which are material to its business.  Any such disqualifications and/or sanctions could have a material adverse effect on the Company’s business, operations, financial results and financial condition.

Item 8.01.                 Other Events.

On July 21, 2008, the Company issued a press release announcing the restatement.

Item 9.01.                                                    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Document

99.1	Press release of the Company dated July 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: July 21, 2008	By:	/s/ Heath Schiesser
Name: Heath Schiesser
Title: President and Chief Executive Officer

EXHIBIT INDEX
Exhibit	Document

99.1	Press release of the Company dated July 21, 2008